Exhibit 10.10










                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                       AND

                                      AMONG

                                 [CARLOS ORTIZ]

                                    AS SELLER

                                       AND

                        HISPANIC TELEVISION NETWORK, INC.

                                    AS BUYER

                          Dated as of December 15, 1999

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of December 15, 1999, between and among [CARLOS ORTIZ, an INDIVIDUAL ] ("SELLER"), and HISPANIC TELEVISION VENTURES, INC., a Delaware corporation ("BUYER").

                                   Background

     This Agreement provides for the sale by Seller to Buyer of certain assets, real, personal and mixed, tangible and intangible, owned by Seller and associated with or employed in the operations of [10] television stations located in Del Rio, Texas; San Antonio, Texas; Corpus Christi, Texas; Phoenix, Arizona; Oklahoma City, Oklahoma; McAllen, Texas; Tulsa, Oklahoma; Uvalde, Texas; Carrizo Springs, Texas; and Clovis, New Mexico (the "STATIONS"), including, without limitation, all buildings and all real property, whether developed or undeveloped, associated with the Stations, but specifically excluding the Excluded Assets as hereinafter defined and provided. The Stations are described more fully in Schedule 1 attached hereto and made a part hereof.

      In consideration of the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of all of which are forever acknowledged and confessed, the parties hereto agree as follows:

      1.    SALE OF ASSETS AND CERTAIN RELATED MATTERS.

            1.1 SALE OF ASSETS. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, transfer and deliver to Buyer and Buyer agrees to purchase as of Closing, as hereinafter defined, all assets, real, personal and mixed, tangible and intangible, owned by Seller and associated with or employed in the operations of the Stations (whether owned by Seller or one or more of its affiliates), including, without limitation, the following items (collectively, the "ASSETS"):

                  (a) Fee title to all real property together with all improvements, buildings and fixtures located thereon or therein (collectively, the "REAL PROPERTY");

                  (b) All major, minor or other equipment (including without limitation, all computers and all data processing, software and source codes), vehicles, furniture and furnishings;

                  (c)   All usable supplies and inventory;

                  (d) Prepaid expenses, claims for refunds and rights to offset;

                  (e) All notes and accounts receivable, whether recorded or unrecorded or assigned for collection;

                  (f) All claims, recorded or unrecorded interests in real property, choses in action and judgments in favor of Seller;

                  (g) All partnership and joint venture interests, whether as a general partner or a limited partner;

                  (h) All financial and personnel records (including, without limitation, all accounts receivable records, equipment records, administrative libraries, billing records, documents, catalogs, books, records, files, operating manuals and current personnel records);

                  (i) All of Seller's interest in all commitments, contracts, leases and agreements outstanding in respect of the Assets which Buyer elects to assume in writing (collectively, the "CONTRACTS");

                  (j) All licenses and permits, to the extent assignable, held by Seller relating to the ownership, development and operations of the Stations (including, without limitation, any pending or approved governmental approvals regarding the Stations);

                  (k) All patents and patent applications and all names, trade names, trademarks and service marks (or variations thereof) associated with the Stations; and

                  (l) Seller's interest in all property, real, personal and mixed, tangible and intangible, arising or acquired in the ordinary course of Seller's business in respect of the Stations between the effective date hereof and Closing.

Seller shall convey good and marketable title to the Assets and all parts thereof to Buyer free and clear of all agreements, liabilities, claims, assessments, security interests, liens, restrictions and encumbrances, except as expressly provided herein to the contrary.

            1.2 EXCLUDED ASSETS. The following items (the "EXCLUDED Assets"), which are related to the Assets, are not intended by the parties to be a part of the sale and purchase contemplated hereunder and are excluded from the Assets:

                  (a)   Restricted    and    unrestricted    cash   and   cash
equivalents; and

                  (b) Any records which by law Seller is required to retain in its possession.

All other assets of Seller associated with or employed in the operation of the Stations, whether or not scheduled or described herein, are included in the Assets to be conveyed to Buyer pursuant to this Agreement.

            1.3 ASSUMED LIABILITIES. As of Closing, Buyer agrees to assume the future payment and performance of the following items (collectively, the "ASSUMED LIABILITIES"):

                  (a)   The Contracts; and

                  (b) Such other liabilities of Seller which Buyer elects to assume in writing.

Buyer shall not be liable for, and Seller shall indemnify and hold Buyer and the Assets harmless from and against, any asserted liability relating to (i) Seller's assignment and Buyer's assumption of the Assumed Liabilities, (ii) uncured defaults in performance of the Assumed Liabilities for periods prior to December 31, 1999, (iii) unpaid amounts in respect of the Assumed Liabilities that are past due as of December 31, 1999 and/or (iv) rights or remedies claimed by third parties against Buyer which broaden or vary the rights and remedies such third parties would have had against Seller if the sale and purchase of the Assets were not to occur.

            1.4 EXCLUDED LIABILITIES. Except as expressly provided to the contrary in Section 1.3 above, under no circumstance shall Buyer be obligated to pay or assume, and none of the Assets shall be or become liable for or subject to, any liability of Seller, whether fixed or contingent, recorded or unrecorded (collectively, the "EXCLUDED LIABILITIES").

            1.5 PURCHASE PRICE. Subject to the terms and conditions hereof, in reliance upon the representations and warranties of Seller herein set forth and as consideration for the sale and purchase of the Assets as herein contemplated, Buyer agrees to tender to Seller at Closing as the purchase price hereunder (the "PURCHASE PRICE"), and in the manner hereinafter provided, the total amount of [Ten Million Dollars ($10,000,000)]. The Purchase Price shall be due and payable at Closing as follows:

                  (a) Buyer shall tender to Seller in cash an amount equal to the Purchase Price less Three Million Dollars ($3,000,000).

                  (b) Buyer shall deliver to Seller _____________ shares of Buyer's common stock registered in the name of Seller (the "Shares"), the Shares having a current value of Three Million Dollars ($3,000,000) based upon the average of the high "bid" and the low "asked" price of Buyer's common stock on December ___31ST_, 1999.

            1.6 CASH DEPOSIT AND LMA FEE. Buyer has tendered to Seller the amount of Fifty Thousand Dollars ($50,000.00) as a cash deposit (the "CASH DEPOSIT"). On or before December 31, 1999, Buyer will tender to Seller the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) to serve as a license management agreement fee ("LMA FEE"). The LMA Fee shall entitle Buyer to (i) full and complete operational access to and (ii) all revenue generated by all of the Stations commencing on the date of payment of the LMA Fee to Seller and continuing until Closing or for a period not to exceed twenty-four (24) months from the date of this Agreement. Seller and Buyer will enter into a License Management Agreement substantially in the form of EXHIBIT A attached hereto and made a part hereof with respect to each of the Stations to evidence Buyer's rights in respect of the Stations pending the Closing or during such twenty-four (24) month period. Upon Closing, the Cash Deposit and the LMA Fee shall be credited against the cash portion of the Purchase Price due and payable by Buyer. In the event Closing does not occur as a result of Seller's breach of this Agreement, Seller shall immediately refund the Cash Deposit and the LMA Fee to Buyer, without limiting any remedies available to Buyer at law or in equity.

      2.    CLOSING.

            2.1 CLOSING. Subject to the satisfaction or waiver by the appropriate party of all of the conditions precedent to Closing specified in Sections 7 and 8 hereof, the consummation of the sale and purchase of the Assets and the other transactions contemplated by and described in this Agreement (the "Closing") shall take place at the offices of Buyer at 10:00 a.m. local time on or before December 15, 2001, or at such later date and/or at such other location as the parties hereto may mutually designate in writing (the "Closing Date").

            2.2 ACTIONS OF SELLER AT CLOSING. At the Closing and unless otherwise waived in writing by Buyer, Seller shall deliver to Buyer the following:

                  (a) Deeds containing general warranty of title, fully executed by Seller in recordable form, conveying to Buyer good and marketable fee title to the Real Property, subject only to the liens and encumbrances permitted herein;

                  (b) A General Bill of Sale and Assignment, fully executed by Seller, conveying to Buyer good and marketable title to all the Assets other than the Real Property;

                  (c) An Assignment of Leases and Contracts, fully executed by Seller, conveying to Buyer Seller's interest in the Contracts;

                  (d) An Owner's Policy of Title Insurance covering the Real Property;

                  (e) Copies of resolutions duly adopted by the Board of Directors and shareholders of Seller authorizing and approving the performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force as of Closing, by the appropriate officers of Seller;

                  (f) Certificates of the President or a Vice President of Seller certifying that as of Closing all of the representations and warranties made by or on behalf of Seller contained in this Agreement are true and correct in all respects and that each covenant and agreement of Seller to be performed prior to or as of Closing pursuant to this Agreement has been performed;

                  (g) Certificates of incumbency for the officers of Seller executing this Agreement and the documents described herein or making certifications for Closing, dated as of Closing;

                  (h) Certificates of existence and good standing of Seller from the State in which it is incorporated, dated the most recent practical date prior to Closing;

                  (i) An investment undertaking of Seller in respect of the Shares, substantially in the form of Exhibit B attached hereto and made a part hereof; and

                  (j) Such other instruments and documents, including, without limitation, third party consents and estoppel certificates, as Buyer reasonably deems necessary to effect the transactions contemplated hereby and to place Buyer in legal and operational possession of the Assets.

            2.3 ACTIONS OF BUYER AT CLOSING. At the Closing and unless otherwise waived in writing by Seller, Buyer shall deliver to Seller the following:

                  (a) An amount equal to the cash portion of the Purchase Price in same day funds reduced by the amount of the Cash Deposit and the LMA Fee;

                  (b)   A valid certificate representing the Shares;

                  (c) Copies of resolutions duly adopted by the Board of Directors of Buyer authorizing and approving the performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force as of Closing, by the appropriate officers of Buyer;

                  (d) Certificates of the President or a Vice-President of Buyer certifying that as of Closing all of the representations and warranties made by or on behalf of Buyer contained in this Agreement are true and correct in all respects and that each covenant and agreement of Buyer to be performed prior to or as of Closing pursuant to this Agreement has been performed;

                  (e) Certificates of incumbency for the officers of Buyer executing this Agreement or making certifications for Closing, dated as of Closing;

                  (f) A certificate of existence and good standing of Buyer from the state of its organization, dated the most recent practical date prior to Closing;

                  (g) Such other instruments and documents as Seller reasonably deems necessary to effect the transactions contemplated hereby.

            2.4 ADDITIONAL ACTS. From time to time after Closing, Seller shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as Buyer reasonably may request, to more effectively convey and transfer full right, title and interest to, vest in, and place Buyer in legal and actual possession of, any and all of the Assets. In the case of Contracts and rights which cannot be transferred effectively without the consents of third parties, Seller shall use its best efforts to obtain such consents promptly. Seller shall also furnish Buyer with such information and documents in Seller's possession or under Seller's control, or which Seller can execute or cause to be executed, as will enable Buyer to prosecute any and all petitions, applications, claims and demands relating to or constituting a part of the Assets. Additionally, Seller shall cooperate and use Seller's best efforts to have Seller's present directors, officers, employees and shareholders cooperate with Buyer on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, arrangement or dispute of any nature with respect to matters pertaining to all periods prior to Closing in respect of the items subject to this Agreement.

      3.    REPRESENTATIONS AND WARRANTIES OF SELLER.

      As of the date hereof, Seller represents and warrants to Buyer the following:

            3.1 CORPORATE CAPACITY. Seller is a corporation, duly organized and validly existing and in good standing under the laws of the State in which it is incorporated. Seller has the requisite power and authority to enter into this Agreement, perform its obligations hereunder and to conduct its business as now being conducted and Seller is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of governmental authorities having jurisdiction over the Assets and operations of the Stations to own its properties and conduct its business in the place and in the manner now conducted.

            3.2 CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated herein by Seller:

                  (a) Are within Seller's corporate powers, are not in contravention of law or of the terms of Seller's Articles of Incorporation, Bylaws or any amendments thereto and have been duly authorized by all appropriate corporate action;

                  (b) Except as otherwise expressly herein provided, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

                  (c) Will neither conflict with nor result in any breach or contravention of, nor permit the acceleration of the maturity of or the creation of any lien under, any indenture, mortgage, agreement, lease, contract, instrument or understanding to which Seller is a party or by which Seller or the Assets are bound;

                  (d) Will not violate any statute, law, rule or regulation of any governmental authority to which Seller or the Assets may be subject;

                  (e) Will not violate any judgment, decree, order, writ or injunction of any court or governmental authority to which Seller or the Assets may be subject; and

                  (f) Are and will constitute the valid and legally binding obligations of Seller, enforceable in accordance with the terms of this Agreement, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

            3.3 LICENSES. Seller has delivered to Buyer an accurate list and summary description of all licenses and permits and of all other franchises, certificates of need and certificate of need applications, trademarks, trade names, patents, patent applications and copyrights, owned or held by Seller relating to the ownership, development or operations of the Stations and the Assets, all of which are now and as of Closing shall be valid, in good standing and not subject to meritorious challenge.

            3.4 REGULATORY COMPLIANCE. Seller is in full compliance with all applicable rules, regulations and requirements of all federal, state and local commissions, boards, bureaus and agencies having jurisdiction over the Stations and the operations of the Stations, including, without limitation, the Internal Revenue Service, Federal Communications Commission, and Seller has timely filed all reports, data and other information required to be filed with such commissions, boards, bureaus and agencies.

            3.5 AGREEMENTS AND COMMITMENTS. Seller has delivered to Buyer an accurate list and summary description of all material commitments, contracts, leases and agreements which relate to, or may affect, the Stations, the Assets or the operation thereof, to which Seller is a party or by which Seller or any of the Assets are bound (including, without limitation, employment agreements, contracts, tenant leases, equipment leases, equipment maintenance agreements, agreements with municipalities and labor organizations, loan agreements, bonds, mortgages, liens or other security agreements). Seller has delivered true and correct copies of such agreements to Buyer. None of such agreements unduly burdens or restricts the Stations in the ordinary course of their businesses. All parties to such agreements have complied with all material commitments and obligations thereunder, such agreements constitute the entire agreements by and between the parties thereto relating to the subject matter thereof, and such agreements are now in full force and effect.

            3.6 REAL PROPERTY. Seller owns good and marketable fee title to the Real Property, together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto, free and clear of all mortgages, liens, restrictions, agreements, claims and other encumbrances, except for such encumbrances or defects in title which will not render title to the Real Property unmarketable or uninsurable and which will not interfere with Buyer's use of the Assets in a manner consistent with that of Seller, liens securing any indebtedness assumed by Buyer, any lease obligations assumed by Buyer and easements of record (the "PERMITTED ENCUMBRANCES"). The Real Property comprises all of the real property owned or leased by Seller or otherwise associated with the Stations.

            3.7 LITIGATION OR PROCEEDINGS. Seller is not in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. There are no claims, actions, suits, proceedings or investigationspending, threatened against or affecting Seller with respect to the Stations or the Assets, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

            3.8   TAX LIABILITIES.

                  (a) All tax returns, including, without limitation, income tax returns, employee payroll tax returns, employee unemployment tax returns and franchise tax returns, for periods prior to and including Closing which are required to be filed by Seller (collectively "RETURNS") have been filed or will be filed within the time and in the manner provided by law (including any valid extensions thereof), all Returns are or will be true and correct and accurately reflect the tax liabilities of Seller and all Returns which have not been filed prior to Closing will be consistent with those Returns filed prior to Closing;

                  (b) All taxes, penalties, interest, and any other statutory additions which have become due by Seller pursuant to Returns, and any assessments received by Seller have been paid or adequately provided for;

                  (c)   There are no tax liens on any of the Assets; and

                  (d) There are no pending questions nor are there any issues known to Seller, relating to, or claims or assessments for, taxes payable by Seller. Proper and accurate amounts have been withheld by Seller from employees of Seller for all periods in full and complete compliance with the tax and otherwithholding provisions of all applicable laws.

            3.9 FULL DISCLOSURE. This Agreement and Schedules hereto and all other documents and information furnished to Buyer and Buyer's representatives by Seller pursuant hereto do not and will not include any untrue statement of material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

      4.    REPRESENTATIONS AND WARRANTIES OF BUYER.

      As of the date hereof, Buyer represents and warrants to Seller the following:

            4.1 CORPORATE CAPACITY. Buyer is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware.

            4.2 CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated herein by Buyer:

                  (a) Are within Buyer's corporate powers and are not in contravention of the terms of Buyer's Articles of Incorporation or Bylaws and have been approved by all requisite corporate action;

                  (b) Will neither conflict with nor result in any breach or contravention of, or the creation of any lien under, any indenture, agreement, lease, instrument or understanding to which Buyer is a party of by which Buyer is bound; and

                  (c) Are and will constitute the valid and legally binding obligations of Buyer, enforceable in accordance with the terms of this Agreement, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

            4.3   SEC FILINGS.

                  (a) Buyer has filed and made available to Seller all forms, reports and documents required to be filed by Buyer with the Securities and Exchange Commission ("SEC") since January 1, 1999 (collectively, the "BUYER'S SEC REPORTS"). The Buyer's SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as the case may be; and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer's SEC Reports or necessary in order to make the statements in which Buyer's SEC Reports, in the light of the circumstances under which they were made, not misleading.

                  (b) Since the date of filing of the last Buyer's SEC Report, there has not been any material adverse change in the assets, liabilities, financial condition or results of operations of Buyer and its subsidiaries, taken as a whole.

      5.    COVENANTS OF SELLER PRIOR TO CLOSING.

      Between the date of this Agreement and the Closing Date:

            5.1 INFORMATION. Seller shall afford to the officers and authorized representatives and agents of Buyer full and complete access to and the right to inspect the plants, properties, books and records of Seller and the Assets, and will furnish Buyer with such additional financial and operating data and other information as to the business and properties of Seller and the Assets as Buyer may from time to time reasonably request without regard to where such information may be located.

            5.2 OPERATIONS. From the date hereof until the Closing Date, Seller will:

                  (a) Cooperate with Buyer in the management and operation of the Stations in accordance with the License Management Agreements; and

                  (b) Take all actions necessary and appropriate to render title to the Assets free and clear of all liens, security agreements, claims, charges and encumbrances (except for the Permitted Encumbrances) and obtain appropriate releases, consents, estoppels and other instruments as Buyer may reasonably request.

            5.3 NEGATIVE COVENANTS. From the date hereof to the Closing Date, Seller will not, without the prior written consent of Buyer:

                  (a) Amend or terminate any of the Contracts or enter into any contract or commitment, or incur or agree to incur any liability with respect to the Stations;

                  (b) Create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any of the Assets, whether now owned or hereafter acquired; and

                  (c) Acquire (whether by purchase or lease) or sell, assign, lease or otherwise transfer or dispose of any property, plant or equipment associated with or employed in the operations of the Stations.

            5.4 GOVERNMENTAL APPROVALS. Seller shall assist and cooperate with Buyer and Buyer's representatives and counsel in obtaining all governmental consents, approvals and licenses which Buyer deems necessary or appropriate and in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions contemplated herein.

            5.5 NO-SHOP CLAUSE. From and after the date of the execution and delivery of this Agreement by Seller, and for a period of ninety (90) days after the termination of this Agreement, Seller will not, without the prior written consent of Buyer: (i) offer for sale the Assets (or any material portion thereof) or any ownership interest of any entity owning any of the Assets, (ii) solicit offers to buy all or any material portion of the Assets or any ownership interest of any entity owning any of the Assets, (iii) hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation of any entity owning any of the Assets, or (iv) enter into any agreement with any party (other than Buyer) with respect to the sale or other disposition of the Assets (or any material portion thereof) or any ownership interest in any entity owning any of the Assets or with respect to any merger, consolidation, or similar transaction involving any entity owning any of the Assets.

      6.    COVENANTS OF BUYER PRIOR TO CLOSING.

      Between the date of this Agreement and the Closing Date:

            6.1 GOVERNMENTAL APPROVALS. Buyer shall promptly make all required applications, and file such notices as are necessary to obtain all licenses for the operation of the Stations and shall use Buyer's reasonable efforts to promptly obtain the approval of all local, state and federal authorities necessary to allow Buyer to operate the Stations pursuant to the License Management Agreements and subsequent to the Closing.

            6.2 OPERATIONS. From December 31, 1999 until the Closing Date or the expiration of twenty-four (24) months from the date of this Agreement, whichever first occurs, Buyer will operate the Stations in accordance with the License Management Agreements.

      7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

      The obligations of Buyer hereunder are, at the option of Buyer, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Buyer:

            7.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true when made and on and as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Seller on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

            7.2 DUE DILIGENCE. Buyer shall have completed Buyer's due diligence in respect of Seller and the Assets prior to Closing and be fully satisfied with the results thereof. In order to facilitate Buyer's due diligence, Seller will provide Buyer and Buyer's representatives and agents with full and complete access to the books, records and management staff of Seller and shall further provide such written consents and authorizations as may be necessary for Buyer to have access to materials on file with governmental agencies. Such due diligence shall not have disclosed any previously unknown or undisclosed material adverse circumstance or condition on the basis of which Buyer reasonably and in good faith deems it inappropriate to proceed with the transactions described herein.

            7.3 PRE-CLOSING CONFIRMATIONS. Buyer shall have obtained documentation or other evidence satisfactory to Buyer that Buyer has:

                  (a)   Received  approval  from  all  governmental   agencies
whose approval is required to complete the transactions herein contemplated;

                  (b) Received written confirmation from all applicable licensure agencies that upon Closing all licenses required by law to operate the Stations as currently operated will be transferred to, or reissued in the name of Buyer; and

                  (c) Obtained such other consents and approvals as may be legally or contractually required by Buyer's consummation of the transactions described herein.

            7.4 ACTION/PROCEEDING. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Seller or Buyer as a result of which Buyer deems it inadvisable to proceed with the transactions hereunder.

            7.5 VESTING/RECORDATION. Seller shall have furnished to Buyer in form acceptable to Buyer and approved by Buyer's counsel, deeds, bills of sale, assignments or other instruments of transfer and (except in minor instances) consents and waivers by others, necessary or appropriate to transfer to andeffectively vest in Buyer all right, title and interest in and to the Assets, in proper statutory form for recording if such recording is necessary or appropriate.

            7.6 TITLE POLICY AND SURVEY. Buyer shall have received commitments, satisfactory to Buyer, from a title insurance company mutually acceptable to Seller and Buyer to issue as of the Closing Date an owner's title insurance policy (with survey and zoning endorsements) for the Real Property, together with improvements, buildings and fixtures thereon, in the customary form prescribed for use in the State where the Real Property is located. The commitment shall provide for the issuance of said policy to Buyer as of Closing and shall insure good and marketable fee title to the Real Property in Buyer subject only to (i) the lien of accrued taxes not yet due and payable, (ii) liens, if any, which secure indebtedness of Seller assumed by Buyer or which are created by Buyer, and (iii) such utility and similar easements as do not materially adversely effect the present operation and business of the Assets. Additionally, Buyer shall have received an as-built survey of the Real Property reflecting all improvements visible on the grounds and all easements, rights of way, encroachments and drainage ditches, whether abutting or interior, of record or on the grounds. The costs of such title policies and survey shall be borne by Seller.

            7.7 PROPERTY TAXES. Seller shall have paid all property taxes on the Assets for all calendar years prior to Closing. Any taxes for the calendar year in which Closing occurs shall be prorated to the Closing Date.

            7.8 RECENT AGREEMENTS AND COMMITMENTS. Seller shall have delivered to Buyer an accurate list and substantially complete description, as of the Closing Date, showing all contracts and commitments relating to the Assets entered into by Seller since the date hereof, which agreements Buyer may assume at its option.

            7.9 CONSENTS TO ASSIGNMENTS. All material consents, waivers and estoppels of third parties which are reasonably necessary, in the opinion of Buyer, to effectively complete the transactions herein contemplated shall have been obtained and will be in form and substance reasonably satisfactory to Buyer.

            7.10 BUYER'S FINANCING. Buyer shall have entered into credit agreements, upon terms and conditions satisfactory to Buyer, with one or more financial institutions, and such financial institutions shall have funded an amount equal to the cash portion of the Purchase Price less the Cash Deposit and the LMA Fee.

      8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

      The obligations of Seller hereunder are, at the option of Seller, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Seller:

            8.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true when made and as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Buyer on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

            8.2 ACTION/PROCEEDING. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Seller or Buyer as a result of which Seller deems it inadvisable to proceed with the transactions hereunder.

      9.    NONCOMPETITION.

      Seller recognizes that (i) Buyer's entering into this Agreement is induced primarily because of the covenants and assurances made by Seller hereunder, including, without limitation, the covenants and assurances contained in this
Section 9, (ii) Seller's covenant not to compete is necessary to insure the continuation of the business of Buyer in respect of the Assets subsequent to Closing and (iii) irreparable harm and damage will be done to Buyer in the event that Seller, or any of Seller's affiliates, competes with Buyer within the area or areas specified in this Section. Therefore, in consideration of the premises and as an inducement for Buyer to enter into this Agreement and consummate the transactions contemplated herein, Seller and Seller's affiliates, including, without limitation, all of Seller's shareholders, who have joined in the execution of this Agreement for the purpose of acknowledging their agreement to be bound by the provisions of this Section 9, agree that for a period of five
(5) years from and after the Closing Date, neither Seller nor Seller's affiliates will, directly or indirectly, in any capacity, own, manage, operate, control, participate in the management or control of, be employed by, or maintain or continue any interest whatsoever in any enterprise engaged in any business similar to the business of Buyer in respect of the Assets within a 100-mile radius of the Stations. Seller further agrees that if any restriction contained in this Section is held by any Court to be unenforceable or unreasonable, a lesser restriction shall be severable therefrom and be enforced in its place, and the remaining restrictions contained herein shall be enforceable independently of each other. In the event of an actual or threatened breach of this covenant by Seller, Buyer shall be entitled to injunctive relief, without the necessity of posting a bond, cash or otherwise.

      10.   ADDITIONAL AGREEMENTS.

            10.1 TERMINATION PRIOR TO CLOSING. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time: (i) on or prior to the Closing Date by mutual consent of Buyer and Seller; (ii) on or prior to the Closing Date by Buyer, if there has been a material and adverse change in the financial condition or prospects for future results of operations of the Assets since the date hereof: (iii) by Buyer on the Closing Date if any of the conditions specified in Section 7 of this Agreement have not been satisfied and shall not have been waived by Buyer; (iv) by Seller if on the Closing Date any of the conditions specified in Section 8 of this Agreement have not been satisfied and shall not have been waived by Seller; and (v) by Buyer or Seller if the Closing shall not have taken place on or before [December 15, 2001] (which date may be extended by mutual agreement of Buyer and Seller), unless the party giving notice of termination is in default hereunder.

            10.2 POST-CLOSING ACCESS TO INFORMATION. Seller and Buyer acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, Seller and Buyer agree that for a period of two
(2) years after Closing each will make reasonably available to the other's agents, independent auditors and/or governmental agencies upon written request and at the expense of the requesting party such documents and information as may be available relating to the Assets for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations and the prosecution or defense of claims.

      11.   GENERAL.

            11.1 ADDITIONAL ASSURANCES. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as the requesting party may deem necessary to effectuate this Agreement.

            11.2 CONSENTED ASSIGNMENT. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of another party thereto would constitute a breach thereof or in any material way affect the rights of Seller thereunder, unless such consent is obtained. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect Seller's rights thereunder so that Buyer would not in fact receive all such rights, Seller shall cooperate in any reasonable arrangement designed to provide for Buyer the benefits under any such claim, right, contract, license, lease, commitment, sales order or purchase order, including, without limitation, enforcement of any and all rights of Seller against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

            11.3 CONSENTS, APPROVALS AND DISCRETION. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

            11.4 LEGAL FEES AND COSTS. In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

            11.5 CHOICE OF LAW. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and that the courts of such State shall be the exclusive courts of jurisdiction and venue for any litigation, special proceedings or other proceedings as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement.

            11.6 BENEFIT/ASSIGNMENT. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, further, however, that Buyer may, without the prior written consent of Seller, assign its rights and delegate its duties hereunder to one or more entities controlled by Buyer.

            11.7 ACCOUNTING DATE. The transactions contemplated hereby shall be effective for accounting purposes as of 12:01 a.m. on the day after the Closing Date, unless otherwise agreed in writing by Seller and Buyer.

            11.8 NO BROKERAGE. Seller and Buyer represent to each other that no broker has in any way been contracted in connection with the transactions contemplated hereby. Seller and Buyer agree to indemnify the other party from and against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

            11.9 COST OF TRANSACTION. Whether or not the transactions contemplated hereby shall be consummated and except as otherwise provided herein, the parties agree as follows: (i) Seller will pay the fees, expenses, and disbursements of Seller and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto and shall pay any and all recording fees and sales or recording taxes incurred in connection with the transfer and conveyance of the Assets to Buyer; and (ii) Buyer shall pay the fees, expenses and disbursements of Buyer and its agents, representatives, accountants and counsel incurred in connection with the subject matter hereof and any amendments hereto.

            11.10 CONFIDENTIALITY. It is understood by the parties hereto that the information, documents and instruments delivered to Buyer by Seller or Seller's agents and the information, documents and instruments delivered to Seller by Buyer or Buyer's agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to Closing it will maintain the confidentiality of all such confidential information, documents or instruments delivered to it by the other party hereto or its agents in connection with the negotiation of this Agreement or in compliance with the terms,conditions and covenants hereof and only disclose such information, documents and instruments to its duly authorized officers, directors, representatives and agents. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return all such documents and instruments and all copies thereof in its possession to the other party to this Agreement. Each of the parties hereto recognizes that any breach of this Section would result in irreparable harm to the other parties to this Agreement and their affiliates and that therefore either Seller or Buyer shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies. Nothing in this Section, however, shall prohibit the use of such confidential information, documents or information for such governmental filings as in the mutual opinion of Buyer's Counsel and Seller's Counsel are (i) required by law or governmental regulations or (ii) otherwise appropriate.

            11.11 PUBLIC ANNOUNCEMENTS. Seller and Buyer mutually agree that no party hereto shall release, publish or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of Seller and Buyer, except for information and filings reasonably necessary to be directed to governmental agencies to fully and lawfully effect the transactions herein contemplated or required in connection with securities and other laws. Nothing herein shall prohibit either party from responding to questions presented by the press or media without first obtaining prior consent of the other party hereto.

            11.12 WAIVER OF BREACH. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.

            11.13 NOTICE. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including telecopy and telex) or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

                  Seller:    CARLOS ORTIZ
                             168 MEADOWBROOK
                             SAN BENITO, TEXAS  78586

                  Buyer:     Hispanic Television Network, Inc.
                             6125 Airport Freeway, #200
                             Fort Worth, Texas 76117

                             Attention: ALAN LUCKETT, Chief Executive Officer

or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.

            11.14 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible.

            11.15 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

            11.16 DIVISIONS AND HEADINGS. The divisions of thisAgreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

            11.17 ENTIRE AGREEMENT/AMENDMENT. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. The provisions of this Agreement shall survive the Closing and remain of full force and effect until the expiration of the applicable statute of limitation for claims brought hereunder, and shall survive the execution and delivery of all other agreements described, referenced or contemplated herein and shall not be merged therewith. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in multiple originals by their duly authorized officers, all as of the day and year first above written.

                                      SELLER:

                                      /S/ CARLOS ORTIZ
                                      --------------------------------
                                      Name: Carlos Ortiz
                                      TITLE: Pastor-Individual


                                      BUYER:

                                      HISPANIC TELEVISION NETWORK, INC.,
                                      a Delaware corporation

                                      Name: /S/ PATRICK ALAN LUCKETT
                                      --------------------------------
                                      Title: CEO

                                   SCHEDULE 1

                            DESCRIPTIONS OF STATIONS

Carlos Ortiz, an individual, shall issue a blanket operation authorization and shall obtain all necessary releases and permits to fully transfer and assign the following properties:

      K07WU     Uvalde, TX                             Assignment to Faith
                                                       Pleases God Church
      KTRG      Del Rio, TX             Full Power     Ortiz Broadcasting Corp.
      K11UG     Carrizo Springs, TX                    Carlos Ortiz
      K13WD     Corpus Christi, TX                     Cark Ortiz
      K17EX     Oklahoma City, OK                      Carlos Ortiz
      K28FV     Phoenix, AZ                            Carlos Ortiz
      K29DZ     Tulsa, OK                              Carlos Ortiz
      K52EA     San Antonio, TX                        Ortiz Broadcasting Corp.
      K53FU     Clovis, NM                             Faith Pleases God Church
      K69HZ     McAllen, TX                            Faith Pleases God Church


                                    /s/ Patrick Alan Luckett

                                    /s/ Carlos Ortiz

                                    EXHIBIT A

                          LICENSE MANAGEMENT AGREEMENT

      This document shall serve as a formal License Management Agreement (LMA) to be filed with the Federal Communications Commission (FCC). This Agreement is made between _______________________ ("Licensor") and ______________________
("Licensee"). The property to be managed is listed as SEE EXHIBIT SCHEDULE 1 with the FCC, with a city of license registered as SEE SCHEDULE 1.

      Licensee will comply with all aspects of regulatory policy regarding the station and will run programming schedule consisting of: Hispanic Programming--Network to provide available time to Pastor Ortiz ministry as per separate agreement - 3 hours M-S and Sunday Service. Additional $100,000 to be paid on or before 12-20-99. Pastor Ortiz to work with company on balance which shall not go beyond 1-10-2000.

      The programming above will comply with all aspects of over air broadcast requirements including appropriateness of content public service announcements, required testing and all other requirements existing now or determined to be required by the FCC in the future.

     Licensee will be responsible for all aspects of operations and shall pay all items required for the ongoing operations including but not limited to:
Utilities, tower rental, maintenance, upkeep and all required operational costs of the station. The fee for this license management agreement will be 1,500,000 per 24 months. Other pertinent terms and conditions of this transaction are listed as follows:

                  Pastor Ortiz New Years Eve live event Dec 31 - Jan 1, 2000 shall not be preempted on any station.

     The term of this Agreement shall be 24 months and shall only be cancelable in the event of non-payment of fees, non-compliance with Federal regulatory policy or mutual agreement of both parties. Cancellation will require a minimum of 30 days notice based upon the following first day of a calendar month and will require cancellation notice and acceptance by the FCC. This Agreement will be followed by formal LMA sign-off and notification with the FCC.

AGREED to this 15TH day of DECEMBER, 1999.

/S/ CARLOS ORTIZ                    /S/ PATRICK ALAN LUCKETT,  CEO
----------------                    -------------------------------
Licensor                            Licensee

                                    EXHIBIT B

                             December _____, 20_____

Hispanic Television Network, Inc.
_____________________
_____________________

Gentlemen:

      Pursuant to the terms of the Asset Purchase Agreement (the "Agreement") by and between Hispanic Television Network, Inc. ("HTN") and the undersigned, the undersigned has this day delivered the Assets, as defined in the Agreement, to you in exchange for the purchase price set forth in the Agreement, which purchase price includes the issuance to the undersigned of ______________ shares of the common stock of HTN (the "HTN Shares").

      In consideration of the issuance of the HTN Shares pursuant to the Agreement, I hereby covenant, agree and represent to you as follows:

      1. I hereby acquire the HTN Shares issued or to be issued to me by HTN pursuant to the Agreement solely for investment and not with a view to or for sale in connection with any distribution thereof to the public within the meaning of the Securities Act of 1933, as amended (the "Act").

      2. I agree not to offer, sell, pledge, transfer or otherwise dispose of the HTN Shares or any portion thereof (or solicit any offers to buy, purchase or otherwise acquire or to take a pledge of any of said HTN Shares) which I have received or will receive pursuant to the Agreement if under the Act and the applicable Rules and Regulations of the Securities and Exchange Commission, I would be deemed to be an "underwriter" or to be engaged in a distribution with respect to such shares otherwise than in conformity with the Act.

      3. I understand that the following legend will be placed on all certificates representing the HTN Shares issued or to be issued to me pursuant to the Agreement.

      THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SAID ACT, OR THE CORPORATION IS FURNISHED WITH AN OPINION FROM ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                                          Very truly yours,


                                          -------------------------------------